SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

North European Oil Royalty Trust (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NORTH EUROPEAN OIL ROYALTY TRUST

43 West Front Street, Suite 19A,
Red Bank, New Jersey 07701
(732) 741-4008
_______________

Supplement to Proxy Statement

Due to an inadvertent clerical error, the record date listed in the Trust’s Notice of Annual Meeting of Unit Holders and Proxy Statement, each dated January 12, 2010, was incorrect.  The record date for the determination of unit owners entitled to vote should have been listed as December 30, 2009, and not December 29, 2009.  There were 9,190,590 units of the Trust outstanding on both December 29, 2009 and December 30, 2009.  Only those unit owners who are entitled to vote have been mailed these documents.

January 12, 2010